EXHIBIT 16.1

                         SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                             7931 S. Broadway, #314
                               Littleton, CO 80122
                        (303) 480-5037 FAX (303) 379-5394


November 22, 2010


United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N. W.
Washington, D.C. 20549

Re:      Creernergy Corporation

Dear Sirs/Madams:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Creenergy Corporation (formerly Online Originals, Inc.). We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Creenergy Corporation's statements included under Item 4.01 of its Form 8-K filed on or about November 22, 2010, and we agree with such statements as they relate to us, except that we have no basis to agree or disagree with the statement regarding the board's approval to dismiss our firm, and with the other statements of the Company in the remainder of the Current Report on Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,


/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.